Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Navigant Consulting, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-81680, 333-30267, 333-103405, 333-127988, 333-135022 and 333-141256) of Navigant Consulting, Inc. and subsidiaries (the Company) of our reports dated February 28, 2008 relating to the consolidated balance sheets of Navigant Consulting, Inc. and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Navigant Consulting, Inc.

Our report relating to the consolidated financial statements and financial statement schedule states that the Company changed its method of accounting for stock-based compensation and its method for quantifying errors in 2006.

/s/  KPMG LLP
KPMG LLP
Chicago, Illinois

February 28, 2008